Kinetik Reports Third Quarter 2025 Financial and Operating Results and Revises 2025 Financial Guidance
HOUSTON and MIDLAND, Texas, November 5, 2025 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended September 30, 2025.

Kinetik reported net income including noncontrolling interest of $15.5 million and $109.2 million for the three and nine months ended September 30, 2025, respectively. Kinetik generated Adjusted EBITDA1 of $242.6 million and $735.6 million, Distributable Cash Flow1 of $158.5 million and $468.8 million, and Free Cash Flow1 of $50.9 million and $179.2 million for the three and nine months ended September 30, 2025, respectively.
Highlights
•Closed divestiture of 27.5% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude”)
•Achieved full commercial in-service at the Kings Landing Complex (“Kings Landing”) in late September 2025
•Revising 2025 Adjusted EBITDA1 Guidance range to $965 million to $1.005 billion as outlined in the Outlook & Guidance section
•Refining 2025 Capital Guidance range to $485 million to $515 million, including growth and maintenance
•Reached final investment decision (“FID”) on the acid gas injection (“AGI”) project at Kings Landing
•Finalized agreement for a residue natural gas pipeline connection for a new 1,350 MW gas-fired power generation facility owned by Competitive Power Ventures, Inc. (“CPV”)
•Executed new five-year liquefied natural gas (“LNG”) pricing agreement with INEOS Energy (“INEOS”) for a total of 0.5 million tonnes per annum (“MTPA”) at Port Arthur LNG
•Secured additional natural gas transport capacity to the U.S. Gulf Coast to meet growing customer demand
CEO Commentary
“Kinetik achieved a significant milestone in the third quarter of 2025 with the full commercial in-service of Kings Landing, adding critical processing capacity in New Mexico,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “The additional processing capacity is a significant step for our Delaware North customers, returning new volumes behind our system that had been curtailed for up to two years while also enabling resumption of development plans and new activity across the system. And today, we announced FID on the AGI project at Kings Landing, further positioning Kinetik to capture the significant sour gas opportunity in the Northern Delaware.”

“The Permian continues to stand out - it remains one of the lowest cost sources of incremental hydrocarbons globally, and its producers continue to extract efficiency gains as they do more with less. That said, the Permian is not fully insulated from the current commodity headwinds. Delaware Basin rig count is down nearly 20% since the start of the year, and the Permian experienced substantial production shut-ins as Waha natural gas prices were negative. Industry consultants’ updated forecasts are corroborating what we are seeing from our customers, which is slowing producer activity that likely results in slightly slower Permian natural gas production growth. In the face of these volume-related headwinds, the Company’s positioning within the Delaware Basin, upcoming natural gas liquids contract expirations, and backlog of low multiple, high return organic investments reinforce management’s conviction in Kinetik’s long-term value proposition.”

Financial Highlights

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025

	(In thousands, except ratios)
Net income including noncontrolling interest	$15,549	$109,227
Adjusted EBITDA[1]	$242,634	$735,584
Midstream Logistics Adjusted EBITDA[1]	$151,358	$462,763
Pipeline Transportation Adjusted EBITDA[1]	$95,454	$286,104
Corporate and Other Adjusted EBITDA[1]	$(4,178)	$(13,283)
Distributable Cash Flow[1]	$158,488	$468,772
Dividend Coverage Ratio[1,2]	1.3x	1.3x
Capital Expenditures[3]	$153,888	$358,229
Free Cash Flow[1]	$50,882	$179,158
Net Debt[1,4]		$4,153,863
Leverage Ratio[1,5]		3.9x
Net Debt to Adjusted EBITDA Ratio[1,6]		4.3x
Common stock issued and outstanding[7]		161,664
Other Financial Updates
The Midstream Logistics segment generated Adjusted EBITDA1 of $151 million, a 13% decrease year-over-year. For the three months ended September 30, 2025, Kinetik processed natural gas volumes of 1.84 Bcf/d, an 8% increase year-over-year. Third quarter 2025 results were negatively affected by the delayed start-up of Kings Landing with lower than expected volumes at the complex in August and September, Waha price-related production shut-ins due to capacity constraints on Permian-to-Gulf Coast residual natural gas pipelines, and higher cost of goods sold on the Delaware South system.
The Pipeline Transportation segment generated Adjusted EBITDA1 of $95 million, a nearly 1% decrease year-over-year with mostly in-line performance at the Company’s operated and non-operated assets.

The Company has repurchased $176 million8 of Class A common stock year to date under the existing Repurchase Program, of which $100 million was repurchased during the third quarter of 2025.

In October, Kinetik closed the sale of its 27.5% equity interest in EPIC Crude. Proceeds of over $500 million in net upfront cash paid down the Company’s Revolving Credit Facility balance and ultimately will be utilized to fund attractive, mid-single digit organic growth and cost reduction projects over the next two years.
Outlook & Guidance
Kinetik now estimates full year 2025 Adjusted EBITDA1 to be between $965 million and $1.005 billion as a result of the following:
•The slower than expected ramp to commercial in-service at Kings Landing in August and September;
•Several short-term producer development delays and existing production curtailments from crude-focused customers driven by ongoing weakness in crude oil pricing and highly negative short-term Waha natural gas prices due to scheduled and unscheduled Permian natural gas pipeline maintenance;
•Lower average commodity prices compared to Guidance assumptions; and
•Adjusted for the EPIC Crude sale closing in October.

The Company is tightening the 2025 Capital Guidance range to be between $485 million and $515 million, including the contingent consideration paid to Morgan Stanley Energy Partners in October 2025.

Kinetik plans to provide 2026 Adjusted EBITDA1 and Capital Guidance with full year 2025 results in February 2026.

Strategic Projects & Commercial Update
Kinetik achieved full commercial in-service at Kings Landing in late September 2025. The new processing complex in Eddy County, New Mexico adds over 200 Mmcf/d of gas processing capacity. Construction progressed in the third quarter at the ECCC Pipeline which will connect the western portion of Kinetik’s system between Eddy and Culberson counties. In-service is expected during the second quarter of 2026.

Adding to the projects currently in backlog, Kinetik reached FID on its AGI project at Kings Landing, enabling the Company to take high levels of H2S and CO2 at all three of the Delaware North processing complexes. The project in-service date is expected by year end 2026. In addition, commercial negotiations continue as the Company works toward finalizing the next stage of a processing capacity expansion at Kings Landing.

Kinetik is also pursuing scalable power solutions in the Permian Basin:
•Kinetik finalized an agreement with CPV to connect its owned and operated residue gas pipeline into the 1,350 MW CPV Basin Ranch Energy Center (“CPV Basin Ranch”) in Ward County, Texas that will be used as one of the primary sources of residue natural gas supply for that plant. CPV Basin Ranch reached FID in October with expected in-service in 2029, and the capital for the Kinetik pipeline connection will be fully reimbursed by CPV.

Additionally, Kinetik executed new commercial arrangements to support Permian residue gas takeaway:
•A five-year LNG pricing agreement with INEOS at Port Arthur LNG, commencing in early 2027. Under the contract, Kinetik will deliver residue natural gas at a designated interconnect on the Permian Highway Pipeline, ultimately representing approximately 0.5 MTPA. The gas will be priced monthly based on the European TTF index, offering Kinetik producer customers further diversification of natural gas pricing. This agreement underscores Kinetik’s differentiated service offering and its commitment to unique, innovative, and competitive solutions in the Permian Basin.
•Additional firm transport capacity to the U.S. Gulf Coast, which is expected to commence in 2028. This pipeline capacity enhances market access for Kinetik’s Permian producers and reflects its continued support to address the critical takeaway constraints at the Waha Hub.
Conference Call & Webcast
Kinetik will host its third quarter 2025 results conference call on Thursday, November 6, 2025 at 8:00 am Central Time (9:00 am Eastern Time). To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will be available on the website following the call.
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Investor Contact
Alex Durkee
(713) 574-4743
investors@kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, outlooks, guidance or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, technology adoption, portfolio monetization opportunities, growth, expansion, cost reduction and other capital projects and the timing and cost thereof, future operations, and financial guidance, growth opportunities, the amount and timing of future shareholder returns, the Company’s projected dividend amounts and the timing thereof, and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this new release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
3.Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
4.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.
5.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
6.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
7. 161.7 million shares, issued and outstanding shares as of September 30, 2025, is the sum of 64.1 million shares of Class A common stock and 97.6 million shares of Class C common stock.
8.Dollar value of Kinetik Class A common stock repurchased year to date as of October 31, 2025.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands, except per share data)
Operating revenues:
Service revenue	$103,338	$103,100	$343,918	$301,710
Product revenue	357,608	290,423	981,703	787,092
Other revenue	3,023	2,839	8,349	8,411
Total operating revenues	463,969	396,362	1,333,970	1,097,213
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (1)	235,391	144,586	615,452	444,786
Operating expenses	76,137	55,804	207,785	143,278
Ad valorem taxes	7,099	5,896	20,449	18,400
General and administrative expenses	30,096	29,619	91,932	94,846
Depreciation and amortization expenses	95,409	87,583	281,845	236,250
Loss (gain) on disposal of assets, net	50	—	(15)	4,090
Total operating costs and expenses	444,182	323,488	1,217,448	941,650
Operating income	19,787	72,874	116,522	155,563
Other income (expense):
Interest and other income	303	1,872	3,820	2,272
Loss on debt extinguishment	—	—	(635)	(525)
Gain on sale of equity method investment	—	29,953	—	89,837
Interest expense	(61,721)	(66,029)	(173,949)	(167,545)
Equity in earnings of unconsolidated affiliates	58,289	53,244	174,472	169,668
Total other (expense) income, net	(3,129)	19,040	3,708	93,707
Income before income taxes	16,658	91,914	120,230	249,270
Income tax expense	1,109	8,260	11,003	21,261
Net income including noncontrolling interest	15,549	83,654	109,227	228,009
Net income attributable to Common Unit limited partners	10,284	57,891	74,187	153,504
Net income attributable to holders of Class A Common Stock	$5,265	$25,763	$35,040	$74,505

Net income attributable to holders of Class A Common Stock, per share
Basic	$0.03	$0.35	$0.41	$1.03
Diluted	$0.03	$0.35	$0.41	$1.02

Weighted-average shares
Basic	61,866	59,811	61,256	59,116
Diluted	62,428	60,424	62,120	59,852
(1)Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $88.3 million and $60.2 million for the three months ended September 30, 2025 and 2024, respectively, and $224.1 million and $159.4 million for the nine months ended September 30, 2025 and 2024, respectively, for certain volumes, where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$15,549	$83,654	$109,227	$228,009
Add back:
Interest expense	61,721	66,029	173,949	167,545
Income tax expense	1,109	8,260	11,003	21,261
Depreciation and amortization expenses	95,409	87,583	281,845	236,250
Amortization of contract costs	1,744	1,655	5,054	4,965
Proportionate EBITDA from unconsolidated affiliates	87,715	88,229	263,345	262,553
Share-based compensation	14,229	15,171	44,577	52,868
Loss (gain) on disposal of assets, net	50	—	(15)	4,090
Loss on debt extinguishment	—	—	635	525
Commodity hedging unrealized loss	6,485	—	—	—
Contingent liability fair value adjustment	5,700	1,400	5,700	1,400
Integration costs	6,650	2,540	12,621	5,091
Transaction costs	812	31	812	3,538
Other one-time costs or amortization	3,916	3,717	15,708	8,448
Deduct:
Interest income	166	572	1,274	1,459
Gain on sale of equity method investment	—	29,953	—	89,837
Commodity hedging unrealized gain	—	8,817	13,131	1,935
Equity income from unconsolidated affiliates	58,289	53,244	174,472	169,668
Adjusted EBITDA(1) (non-GAAP)	$242,634	$265,683	$735,584	$733,644

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$242,634	$265,683	$735,584	$733,644
Proportionate EBITDA from unconsolidated affiliates	(87,715)	(88,229)	(263,345)	(262,553)
Returns on invested capital from unconsolidated affiliates	78,263	71,028	205,204	223,670
Interest expense	(61,721)	(66,029)	(173,949)	(167,545)
Unrealized loss (gain) on interest rate swaps	779	12,336	(632)	2,770
Maintenance capital expenditures	(13,752)	(10,631)	(34,090)	(28,411)
Distributable cash flow (non-GAAP)	$158,488	$184,158	$468,772	$501,575

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$158,488	$184,158	$468,772	$501,575
Cash interest adjustment	36,229	27,401	46,427	(1,994)
Realized gain on interest rate swaps	750	3,994	406	11,899
Growth capital expenditures	(153,625)	(49,840)	(342,835)	(130,253)
Capitalized interest	(4,449)	(2,955)	(12,308)	(4,885)
Investments in unconsolidated affiliates	(221)	—	(1,206)	(3,273)
Returns of invested capital from unconsolidated affiliates	—	1,549	2,853	2,789
Contributions in aid of construction	13,710	390	17,049	1,798
Free cash flow (non-GAAP)	$50,882	$164,697	$179,158	$377,656

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Nine Months Ended September 30,
	2025	2024

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$494,030	$493,356
Net changes in operating assets and liabilities	(13,652)	24,981
Interest expense	173,949	167,545
Amortization of deferred financing costs	(5,892)	(5,497)
Current income tax expense	509	1,528
Returns on invested capital from unconsolidated affiliates	(205,204)	(223,670)
Proportionate EBITDA from unconsolidated affiliates	263,345	262,553
Derivative fair value adjustment and settlement	13,763	(835)
Commodity hedging unrealized gain	(13,131)	(1,935)
Interest income	(1,274)	(1,459)
Integration costs	12,621	5,091
Transaction costs	812	3,538
Other one-time cost or amortization	15,708	8,448
Adjusted EBITDA(1) (non-GAAP)	$735,584	$733,644

	September 30,	June 30,	March 31,
	2025	2025	2025

	(In thousands)
Net Debt(4)
Short-term debt	$178,600	$189,300	$148,800
Long-term debt, net	3,956,330	3,736,972	3,568,457
Plus: Debt issuance costs, net	26,670	28,028	26,543
Total debt	4,161,600	3,954,300	3,743,800
Less: Cash and cash equivalents	7,737	10,733	8,845
Net debt (non-GAAP)	$4,153,863	$3,943,567	$3,734,955
(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate swaps and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RESULTS OF OPERATIONS BY SEGMENT
The following tables present the Segment Adjusted EBITDA of the Company’s reportable segments and reconciliations of the segment profits to consolidated income before income tax expenses for the three and nine months ended September 30, 2025 and 2024:

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the three months ended September 30, 2025	(In thousands)
Revenue	$458,621	$2,325	$—	$—	$460,946
Other revenue	3,021	2	—	—	3,023
Intersegment revenue(2)	—	5,793	—	(5,793)	—
Total segment operating revenue	461,642	8,120	—	(5,793)	463,969
Costs of sales (excluding depreciation and amortization expense)	(236,001)	610	—	—	(235,391)
Intersegment costs of sales	(5,793)	—	—	5,793	—
Operating expenses(3)	(82,486)	(750)	—	—	(83,236)
General and administrative expenses	(6,610)	(241)	(23,245)	—	(30,096)
Proportionate EMI EBITDA	—	87,715	—	—	87,715
Other segment items(4)	20,606	—	19,067	—	39,673
Segment Adjusted EBITDA(5)	$151,358	$95,454	$(4,178)	$—	$242,634

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment Adjusted EBITDA(5)	$151,358	$95,454	$(4,178)	$—	$242,634
Add back:
Other interest income	—	—	166	—	166
Equity in earnings of unconsolidated affiliates	—	58,289	—	—	58,289
Deduct:
Interest expense	37	—	61,684	—	61,721
Depreciation and amortization expenses	93,095	2,308	6	—	95,409
Contract assets amortization	1,744	—	—	—	1,744
Proportionate EMI EBITDA	—	87,715	—	—	87,715
Share-based compensation	—	—	14,229	—	14,229
Loss on disposal of assets, net	50	—	—	—	50
Commodity hedging unrealized loss	6,485	—	—	—	6,485
Contingent liabilities fair value adjustment	5,700	—	—	—	5,700
Integration costs	6,552	—	98	—	6,650
Acquisition / divestiture transaction costs	—	—	812	—	812
Other one-time costs or amortization	(12)	—	3,928	—	3,916
Income (loss) before income taxes	$37,707	$63,720	$(84,769)	$—	$16,658

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the three months ended September 30, 2024	(In thousands)
Revenue	$391,331	$2,192	$—	$—	$393,523
Other Revenue	2,837	2	—		2,839
Intersegment revenue(2)	—	6,748	—	(6,748)	—
Total segment operating revenue	394,168	8,942	—	(6,748)	396,362
Costs of sales (excluding depreciation and amortization expense)	(144,648)	62	—	—	(144,586)
Intersegment costs of sales	(6,748)	—	—	6,748	—
Operating expenses(3)	(61,010)	(690)	—	—	(61,700)
General and administrative expenses	(6,542)	(409)	(22,668)	—	(29,619)
Proportionate EMI EBITDA	—	88,229	—	—	88,229
Other segment items(4)	(1,597)	—	18,594	—	16,997
Segment Adjusted EBITDA(5)	$173,623	$96,134	$(4,074)	$—	$265,683

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$173,623	$96,134	$(4,074)	$—	$265,683
Add back:
Other interest income	—	—	572	—	572
Gain on sale of equity method investment	—	29,953	—	—	29,953
Commodity hedging unrealized gain	8,817	—	—	—	8,817
Equity in earnings of unconsolidated affiliates	—	53,244	—	—	53,244
Deduct:
Interest expense	2,666	—	63,363	—	66,029
Depreciation and amortization expenses	85,273	2,305	5	—	87,583
Contract assets amortization	1,655	—	—	—	1,655
Proportionate EMI EBITDA	—	88,229	—	—	88,229
Share-based compensation	—	—	15,171	—	15,171
Contingent liabilities fair value adjustment	1,400	—	—	—	1,400
Integration costs	1,208	—	1,332		2,540
Acquisition transaction costs	—	—	31	—	31
Other one-time costs or amortization	1,657	—	2,060	—	3,717
Income (loss) before income taxes	$88,581	$88,797	$(85,464)	$—	$91,914

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the nine months ended September 30, 2025	(In thousands)
Revenue	$1,318,459	$7,162	$—	$—	$1,325,621
Other revenue	8,343	6	—	—	8,349
Intersegment revenue(2)	—	18,271	—	(18,271)	—
Total segment operating revenue	1,326,802	25,439	—	(18,271)	1,333,970
Costs of sales (excluding depreciation and amortization expense)	(615,624)	172	—	—	(615,452)
Intersegment costs of sales	(18,271)	—	—	18,271	—
Operating expenses(3)	(226,283)	(1,951)	—	—	(228,234)
General and administrative expenses	(18,731)	(901)	(72,300)	—	(91,932)
Proportionate EMI EBITDA	—	263,345	—	—	263,345
Other segment items(4)	14,870	—	59,017	—	73,887
Segment Adjusted EBITDA(5)	$462,763	$286,104	$(13,283)	$—	$735,584

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$462,763	$286,104	$(13,283)	$—	$735,584
Add back:
Other interest income	—	—	1,274	—	1,274
Gain on disposal of assets	15	—	—	—	15
Commodity hedging unrealized gain	13,131	—	—	—	13,131
Equity income from unconsolidated affiliates	—	174,472	—	—	174,472
Deduct:
Interest expense	97	—	173,852	—	173,949
Depreciation and amortization expenses	274,903	6,924	18	—	281,845
Contract assets amortization	5,054	—	—	—	5,054
Proportionate EMI EBITDA	—	263,345	—	—	263,345
Share-based compensation	—	—	44,577	—	44,577
Loss on debt extinguishment	—	—	635	—	635
Contingent liabilities fair value adjustment	5,700	—	—	—	5,700
Integration costs	10,999	—	1,622	—	12,621
Acquisition / divestiture transaction costs	—	—	812	—	812
Other one-time costs or amortization	3,702	—	12,006	—	15,708
Income (loss) before income taxes	$175,454	$190,307	$(245,531)	$—	$120,230

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the nine months ended September 30, 2024	(In thousands)
Revenue	$1,082,236	$6,566	$—	$—	$1,088,802
Other revenue	8,122	289	—	—	8,411
Intersegment revenue(2)	—	19,288	—	(19,288)	—
Total segment operating revenue	1,090,358	26,143	—	(19,288)	1,097,213
Costs of sales (excluding depreciation and amortization expense)	(444,767)	(19)	—	—	(444,786)
Intersegment costs of sales	(19,288)	—	—	19,288	—
Operating expenses(3)	(159,455)	(2,223)	—	—	(161,678)
General and administrative expenses	(13,766)	(1,263)	(79,817)	—	(94,846)
Proportionate EMI EBITDA	—	262,553	—	—	262,553
Other segment items(4)	11,083	—	64,105	—	75,188
Segment Adjusted EBITDA(5)	$464,165	$285,191	$(15,712)	$—	$733,644

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$464,165	$285,191	$(15,712)	$—	$733,644
Add back:
Other interest income	—	—	1,459	—	1,459
Gain on sale of equity method investment	—	89,837	—	—	89,837
Equity income from unconsolidated affiliates	—	169,668	—	—	169,668
Commodity hedging unrealized gain	1,935	—	—	—	1,935
Deduct:
Interest expense	5,273	—	162,272	—	167,545
Depreciation and amortization expenses	229,336	6,897	17	—	236,250
Contract assets amortization	4,965	—	—	—	4,965
Proportionate EMI EBITDA	—	262,553	—	—	262,553
Share-based compensation	—	—	52,868	—	52,868
Loss on disposal of assets	4,090	—	—	—	4,090
Loss on debt extinguishment	—	—	525	—	525
Contingent liabilities fair value adjustment	1,400	—	—	—	1,400
Integration costs	1,792	—	3,299	—	5,091
Acquisition transaction costs	—	—	3,538	—	3,538
Other one-time costs or amortization	4,048	—	4,400	—	8,448
Income (loss) before income taxes	$215,196	$275,246	$(241,172)	$—	$249,270
(1)Corporate and Other represents those results that: (i) are not specifically attributable to an operating segment; (ii) are not individually reportable or (iii) have not been allocated to a reportable segment for the purpose of evaluating their performance, including certain general and administrative expense items. Items included here to reconcile operating segments’ profit and loss with the Company’s consolidated profit and loss.
(2)The Company accounts for intersegment sales at market prices, while it accounts for asset transfers at book value. Intersegment revenue is eliminated at consolidation.
(3)Operating expenses includes ad valorem taxes.
(4)Other segment items include certain other income items, share-based compensation, adjustments related to amortization of contract costs, fair value adjustments to contingent liabilities, commodity hedging unrealized gain or loss, integration costs, acquisition costs and other one-time costs or amortization.
(5)Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.